Exhibit 99.1

Miller Energy Resources Appoints David Voyticky as President

HUNTSVILLE, TN – June 14, 2011. Miller Energy Resources, Inc. (“Miller”), (NYSE: MILL) announced today that its Board of Directors has appointed David J. Voyticky as the company’s President.  Mr. Voyticky was first elected to the Board at a special meeting of the shareholders held on April 26, 2010, and re-elected on March 11 of this year.  As a consultant to Miller, Mr. Voyticky has worked closely with Chief Executive Scott Boruff on key strategic issues and financing matters since joining Miller and was instrumental in securing the $100MM credit facility announced on June 13, 2011.

“While working closely with David to secure financing, I realized that he would be a great addition to our executive team as president. David will play an instrumental role as we grow Miller significantly over the next year,” said Scott M. Boruff, Miller CEO. “With our recently announced financing, the success we are showing reopening the Osprey Platform and the addition of David as President of Miller, we now have all of the key elements in place to quickly and effectively expand production as we continue to add long term value for our shareholders.”

Mr. Voyticky, 42, has over 16 years of domestic and international M&A, restructuring and financing experience. He served as a vice president with Goldman, Sachs & Co. and Houlihan Lokey Howard & Zukin Capital, Inc. in Los Angeles, and as an associate with J.P. Morgan in London and New York. During that period, he advised public and private domestic and multinational corporations and financial sponsors on mergers, acquisitions, divestitures, joint ventures, cross-border transactions, anti-raid preparation and capital-raising activities. Mr. Voyticky designed and was a founding partner of Red Mountain Capital Partners. Mr. Voyticky also was a partner in the $300 million re-launch of Chapman Capital L.L.C., an activist hedge fund focused on the publicly traded middle market companies.

Mr. Voyticky received a J.D. and a M.B.A degree from the University of Michigan and a Masters in International Policy and Economics from the Ford School at the University of Michigan. He also received a Bachelor of Arts in Philosophy from Pomona College.

About Miller

Miller Energy Resources, Inc. is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Alaska and Knoxville, Tennessee.  The company’s common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources, Inc.’s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended April 30, 2010.  Miller Energy Resources, Inc.’s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources, Inc.

3651 Baker Highway

P.O. Box 130

Huntsville, Tennessee 37756

Phone: (865) 223-6575

Fax: (865) 691-8209

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com